CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 31, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of Spice Entertainment Companies, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Spice Entertainment Companies, Inc. on
Forms S-3 (File Nos. 33-80824, 33-82806 and 33-93534).

GRANT THORNTON LLP

New York, New York
March 27, 1997